Exhibit 21.1
DIVERSIFIED HEALTHCARE TRUST
SUBSIDIARIES OF THE REGISTRANT

Name	State of Formation, Organization or Incorporation
HRES2 Properties Trust	Maryland
SNH AL AIMO, Inc.	Maryland
SNH AL Crimson Tenant Inc.	Maryland
SNH AL Georgia Tenant LLC	Maryland
SNH AL Properties Trust	Maryland
SNH AL TRS, Inc.	Maryland
SNH ALT Leased Properties Trust	Maryland
SNH AZ Tenant LLC	Maryland
SNH BAMA Tenant LLC	Maryland
SNH CAL Tenant LLC	Maryland
SNH CO Tenant LLC	Maryland
SNH DEL Tenant LLC	Maryland
SNH FLA Tenant LLC	Maryland
SNH Georgia Tenant LLC	Maryland
SNH INDY Tenant LLC	Maryland
SNH Lincoln Tenant LLC	Maryland
SNH Longhorn Tenant LLC	Maryland
SNH LTF Properties LLC	Maryland
SNH Medical Office Properties Trust	Maryland
SNH NC Tenant LLC	Maryland
SNH NJ Tenant LLC	Maryland
SNH Ohio Tenant LLC	Maryland
SNH PENN Tenant LLC	Maryland
SNH Proj Lincoln TRS LLC	Maryland
SNH SC Tenant LLC	Maryland
SNH SE Properties Trust	Maryland
SNH SE Tenant TRS, Inc.	Maryland
SNH TENN Tenant LLC	Maryland
SNH Toto Tenant LLC	Maryland
SNH TRS Inc.	Maryland
SNH TRS Licensee Holdco LLC	Maryland
SNH VA Tenant LLC	Maryland
SNH Ward Ave. Properties I Inc.	Maryland
SNH Well Properties Trust	Maryland
SNH Yonkers Properties Trust	Maryland
SNH/LTA Properties GA LLC	Maryland
SNH/LTA Properties Trust	Maryland
SPTIHS Properties Trust	Maryland
SPTMNR Properties Trust	Maryland